UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2006

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

As communicated to the individuals concerned on March 20, 2006, Westlake Chemical Corporation (the “Company”), pursuant to action of its Board of Directors, determined to grant awards of restricted stock and stock options to the Company’s named executive officers, as follows:

Stock-Based Awards Made to Named Executive Officers

Name	Title	Stock Options (no. of shares)	Restricted Stock (no. of shares)
Albert Chao	President and Chief Executive Officer	9,514	5,794
James Chao	Chairman of the Board	6,977	4,249
Wayne D. Morse	Senior Vice President, Vinyls	1,903	1,159
Stephen Wallace	Vice President, General Counsel & Corporate Secretary	1,388	845
Warren W. Wilder	Vice President, Olefins and Styrene	1,269	773
David R. Hansen	Senior Vice President, Administration	1,522	927

The awards of restricted stock and of stock options were made pursuant to the Company’s 2004 Omnibus Incentive Plan.

The shares of restricted stock will vest in installments of 33-1/3%, 33-1/3%, and 33-1/3% on March 15, 2007, 2008, and 2009, respectively, subject to continuous employment with the Company. Holders of the shares of restricted stock will receive dividends and will have voting rights with respect to the covered shares during the vesting period.

The exercise price of the stock options is $36.10, the average of the high and low trading prices of the common stock as reported on the New York Stock Exchange on March 15, 2006. The stock options are exercisable in equal installments of 25% on March 15, 2007, 2008, 2009, and 2010, and expire on March 15, 2016.

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Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Westlake Chemical Corporation 2004 Omnibus Incentive Plan (incorporated by reference to exhibit 10.14 to the company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on August 9, 2004, under registration no. 333-115790).

10.2	Form of Restricted Stock Award granted effective as of March 15, 2006, to Named Executive Officers.

10.3	Form of Award Letter for Stock Options granted effective as of March 15, 2006, to Named Executive Officers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: March 22, 2006

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